Exhibit 99(d)

        OFFER TO EXCHANGE

11,076,707 Shares of Broadwing Common Stock
for the entire outstanding aggregate principal amount of
Broadwing Communications Inc. 9% Senior Subordinated Notes due 2008
and

CONSENT SOLICITATION

  THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON                        , 2003, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). IN ORDER FOR HOLDERS OF THE BCI 9% NOTES TO PARTICIPATE IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, SUCH HOLDERS MUST TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS TO THE RELATED INDENTURE ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE. TENDERED NOTES MAY BE WITHDRAWN AND RELATED CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER.

            , 2003

To Our Clients:

        Enclosed for your consideration is the prospectus and solicitation statement dated                       , 2003 of Broadwing Inc. ("Broadwing"), which together with any amendments and supplements thereto and the related consent and letter of transmittal, constitute the exchange offer and consent solicitation. Broadwing is offering to exchange 241.06 shares of Broadwing Common Stock for each outstanding $1,000 aggregate principal amount of 9% Senior Subordinated Notes due 2008 (the "BCI 9% Notes") that is validly tendered by the expiration date and not withdrawn, upon the terms and subject to the conditions set forth in the prospectus and solicitation statement and in the related consent and letter of transmittal. Concurrently with the exchange offer, Broadwing is also soliciting consents from holders of BCI 9% Notes to certain amendments to the indenture under which the notes were issued. See "Summary" and "The Exchange Offer and Consent Solicitation" in the prospectus and solicitation statement. Terms used herein have the same meanings as in the prospectus and solicitation statement.

        The exchange offer and consent solicitation and withdrawal rights will expire at 5:00 p.m., New York City time, on                   , 2003 (the "expiration date"), unless extended in accordance with applicable law and the terms of the exchange offer and consent solicitation, in which event the term "expiration date" shall mean the latest time and date to which the exchange offer and consent solicitation, as extended, shall expire.

        THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF BCI 9% NOTES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH BCI 9% NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE CONSENT AND LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER BCI 9% NOTES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish us to tender any or all of the aggregate principal amount of BCI 9% Notes held by us for your account, pursuant to the terms and conditions set forth in the prospectus and consent and letter of transmittal.

        Your attention is directed to the following:

        1. Broadwing is offering to exchange 241.06 shares of Broadwing Common Stock for each outstanding $1,000 aggregate principal amount of BCI 9% Notes that is validly tendered and not properly withdrawn in the exchange offer and consent solicitation. Broadwing is also seeking the amend the indenture under which the BCI 9% Notes was issued to eliminate substantially all of the restrictive covenants contained therein. If you tender your BCI 9% Notes in the exchange offer and consent solicitation, you must deliver a corresponding consent to the proposed amendments to the related indenture.

        2. The exchange offer and consent solicitation is being made for the entire outstanding aggregate principal amount of BCI 9% Notes.

        3. The exchange offer and consent solicitation is subject to the satisfaction of certain conditions, as described in the prospectus and solicitation statement, which you should review in detail. See "The Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation" in the prospectus and solicitation statement.

        4. The exchange offer and consent solicitation and withdrawal rights will expire at 5:00 p.m., New York City time, on                   , 2003, unless the exchange offer and consent solicitation are extended.

        5. You will not receive any fractional shares of Broadwing Common Stock. Instead, The Bank of New York as the exchange agent, acting as your agent, will aggregate any such shares to be issued in the exchange offer and sell them in the open market and distribute any proceeds to you on a pro rata basis.

        6. Except as otherwise provided in Instruction 6 of the consent and letter of transmittal, stock transfer taxes with respect to the exchange of notes in the exchange offer and consent solicitation will be paid by Broadwing.

        The exchange offer and consent solicitation are made solely by the prospectus and solicitation statement and the related consent and letter of transmittal and any amendments and supplements thereto and are being made to all holders of BCI 9% Notes. Broadwing is not aware of any jurisdiction where the making of the exchange offer and consent solicitation or the acceptance thereof would not be in compliance with applicable law. If Broadwing becomes aware of any jurisdiction where the making of the exchange offer and consent solicitation or acceptance thereof would not be in compliance with any valid applicable law, Broadwing will make a good faith effort to comply with such law. If, after such good faith effort, Broadwing cannot comply with such law, the exchange offer and consent solicitation will not be made to, nor will the tenders be accepted on behalf of, holders of BCI 9% Notes in any such jurisdiction.

        If you wish to have us tender any or all of your BCI 9% Notes, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration date. IF YOU AUTHORIZE THE TENDER OF YOUR BCI 9% NOTES, ALL SUCH NOTES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE ATTACHED INSTRUCTION FORM.

INSTRUCTIONS WITH RESPECT TO

OFFER TO EXCHANGE

11,076,707 Shares of Broadwing Common Stock
for the entire outstanding aggregate principal amount of
Broadwing Communications Inc. 9% Senior Subordinated Notes due 2008
and

CONSENT SOLICITATION

        I acknowledge the receipt of your letter and the enclosed prospectus and solicitation statement dated                       , 2003 of Broadwing Inc. ("Broadwing"), which together with any amendments and supplements thereto and the related consent and letter of transmittal, constitutes the exchange offer and consent solicitation. Broadwing is offering to exchange 241.06 shares of Broadwing Common Stock for each $1,000 aggregate principal amount of 9% Senior Subordinated Notes due 2008 (the "BCI 9% Notes") of Broadwing Communications Inc. ("BCI") that is validly tendered by the expiration date and not withdrawn, upon the terms and subject to the conditions set forth in the prospectus and solicitation statement and in the related consent and letter of transmittal. Concurrently with the exchange offer, Broadwing is also soliciting consents from holders of BCI 9% Notes to certain amendments to the indenture under which the shares were issued. See "Summary" and "The Exchange Offer and Consent Solicitation" in the prospectus and solicitation statement. Terms used herein have the same meanings as in the prospectus and solicitation statement.

        This will instruct you to tender the aggregate principal amount of BCI 9% Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount) held by you for my account, upon the terms and subject to the conditions set forth in the prospectus and the related consent and letter of transmittal.

PRINCIPAL AMOUNT OF BCI 9% NOTES TO BE TENDERED(a):	SIGN HERE:

PRINCIPAL AMOUNT OF
NOTES

Account Numbers:	PLEASE TYPE OR PRINT NAME(S) HERE:

Dated: , 2003

PLEASE TYPE OR PRINT ADDRESS(ES):

AREA CODE AND TELEPHONE NUMBER

TAXPAYER IDENTIFICATION OF SOCIAL SECURITY NUMBER(S)

(a)
Unless otherwise indicated, it will be assumed that the entire aggregate principal amount of BCI 9% Notes held by us for your account are to be tendered.